Exhibit 10.33

SUMMARY OF ANNUAL CASH INCENTIVE BONUS AWARDS,

LONG-TERM PERFORMANCE AWARDS AND RESTRICTED COMMON

SHARES GRANTED IN FISCAL 2027 FOR NAMED EXECUTIVE OFFICERS

OF WORTHINGTON ENTERPRISES, INC.

Annual Cash Incentive Bonus Awards Granted In Fiscal 2027

The table below sets forth the annual cash incentive bonus awards granted to the following current executive officers of Worthington Enterprises, Inc. (the “Registrant”) who either are named executive officers in the Registrant’s Proxy Statement for the 2025 Annual Meeting of Shareholders held on September 23, 2025 and/or will be named executive officers in the Registrant’s Proxy Statement for its 2026 Annual Meeting of Shareholders to be held on September 22, 2026 (“NEOs”), which awards were made under the Worthington Enterprises, Inc. Annual Incentive Plan for Executives for the 12-month performance period ending May 31, 2027 (“fiscal 2027”):

Name	Annual Cash Incentive Bonus Awards for Fiscal Year Performance Period Ending May 31, 2027 (1)
	Threshold ($)	Target ($)	Maximum ($)
Joseph B. Hayek	598,000	1,196,000	2,392,000
Colin J. Souza	273,000	546,000	1,092,000
Patrick J. Kennedy	227,588	455,175	910,350
Steven M. Caravati	207,500	415,000	830,000
James R. Bowes	193,500	387,000	774,000

(1)
Payouts that may be earned under these awards are generally tied to achieving specified levels (threshold, target and maximum) of performance measures for the performance period. For the NEOs, all of whom except Mr. Caravati and Mr. Bowes are Corporate executives, the performance measures are Corporate ROA and Corporate Adjusted EBITDA, with each carrying a 50% weighting. For Mr. Caravati, a Consumer Products segment executive, and Mr. Bowes, a Building Products segment executive, the performance measures and their weightings are: Corporate Adjusted EBITDA, 30%; segment Adjusted EBITDA, 40%; and Corporate ROA, 30%. For all calculations, restructuring charges and other selected items are to be excluded, and results will be adjusted to eliminate the impact of inventory holding gains and losses. If threshold levels are not reached for any performance measure, no portion of the award will be paid for that measure. If performance falls between threshold and target or between target and maximum, the award will be linearly pro-rated. The remaining terms of these awards are materially consistent with the terms of the bonus opportunities granted in fiscal 2026.

Long-Term Performance Awards and Restricted Common Share Awards Granted in Fiscal 2027

The following table sets forth the long-term performance awards (consisting of long-term cash performance awards and long-term performance share awards) for the three-fiscal-year period ending May 31, 2029 and restricted common share awards granted to the NEOs in fiscal 2027.

Name	Long-Term Cash Performance Awards for Three-Fiscal-Year Period Ending May 31, 2029 (1)			Long-Term Performance Share Awards for Three-Fiscal-Year Period Ending May 31, 2029 (1)			Performance Shares for Four-Fiscal-Year Period Ending May 31, 2030 (#) (2)	Restricted Common Share Awards (#) (3)
	Threshold ($)	Target ($)	Maximum ($)	Threshold (# of Common Shares)	Target (# of Common Shares)	Maximum (# of Common Shares)
Joseph B. Hayek	760,000	1,520,000	3,040,000	9,950	19,900	39,800	0	19,900
Colin J. Souza	114,000	228,000	456,000	1,495	2,990	5,980	25,000	2,990
Patrick J. Kennedy	137,500	275,000	550,000	1,815	3,630	7,260	25,000	3,630
Steven M. Caravati	110,000	220,000	440,000	1,440	2,880	5,760	25,000	2,880
James R. Bowes	100,000	200,000	400,000	1,310	2,620	5,240	25,000	2,620

(1) These columns show the potential payouts under the performance awards and the performance shares granted to each NEO, for the fiscal 2027 through fiscal 2029 performance period. Payouts of the awards are tied to achieving specified levels (threshold, target and maximum) of performance measures for the performance period. For the NEOs, the performance measures are cumulative Corporate ROA for the performance period and Corporate Adjusted EBITDA growth over the performance period, with each performance measure carrying a 50% weighting. For all calculations, restructuring charges and other selected items are to be excluded, and results will be adjusted to eliminate the impact of inventory holding gains or losses. If threshold levels are not reached for any performance measure, no portion of the award will be paid for that measure. If the performance levels fall between threshold and maximum, the award will be linearly pro-rated. The remaining terms of these awards are materially consistent with the terms of the same award types granted in fiscal 2026.

(2) These Special PSAs were granted to the NEOs on June 30, 2026 under the 2024 LTIP for the four-fiscal-year performance period from June 1, 2026 to May 31, 2030. The material terms of these awards are summarized in the Form 8-K filed by the Registrant on June 26, 2026.

(3) These annual time-vested restricted common share awards were granted effective June 25, 2026 under the 2024 Long-Term Incentive Plan and will generally cliff vest three years after the grant date.